FOR IMMEDIATE RELEASE

January 12, 2012

Contact:  Susan M. Jordan

     732-577-9997

UMH PROPERTIES, INC. ANNOUNCES NEW ACQUISITION

FREEHOLD, NJ, January 12, 2012….UMH Properties, Inc. (NYSE Amex:UMH) announced today that it has closed on the acquisition of Countryside Estates, a 90-site manufactured home community situated on approximately 64 acres, located in Muncie, Indiana, for a purchase price of $2,100,000.  With this purchase, UMH now owns forty-one manufactured home communities consisting of approximately 9,009 sites.

Samuel A. Landy, President, stated, “We are pleased to announce the acquisition of Countryside Estates.  This community was originally licensed for over 200 sites and is being built in phases.  Upon completion, it will ultimately be approximately 200-210 sites.  This marks UMH’s first acquisition in the State of Indiana.  This high quality community is an excellent fit to our expanding portfolio.”

UMH Properties, Inc., a publicly owned REIT, owns and operates forty-one manufactured home communities with 9,009 total home sites located in Indiana, New Jersey, New York, Ohio, Pennsylvania, and Tennessee.  In addition, the Company owns a portfolio of REIT securities.

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